Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-177806) and Form S-8 (Nos. 333-170814, 333-183500 and 333-183501) of LyondellBasell Industries N.V of our report dated February 12, 2013, except for Note 25, as to which the date is June 17, 2013 relating to the financial statements of LyondellBasell Industries N.V. and the effectiveness of internal control over financial reporting and our report dated March 17, 2011, except for Revision II described in Note 2 (not presented herein) to the consolidated financial statements appearing in the Registration Statement on Form S-4/A filed on September 6, 2011, as to which the date is August 12, 2011, and except for the effects of discontinued operations discussed in Note 3 and the change in the composition of reportable segments discussed in Note 22, as to which the date is February 12, 2013 relating to the financial statements of the predecessor to LyondellBasell Industries N.V., which appear in this Current Report on Form 8-K of LyondellBasell Industries N.V. dated June 17, 2013.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

June 17, 2013